Exhibit 99.2

TODCO	YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET /TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/the		1-886-390-5240
• Go to the Web site address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on July 10, 2007, the day prior to special meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

☐

ê  PLEASE DETACH ALONG THE PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED  ê

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (X) in Black or Blue ink.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

    PROPOSAL 1. ADOPTION OF MERGER AGREEMENT

	FOR	AGAINST	ABSTAIN

Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, effective March 18, 2007, by and among Hercules Offshore, Inc., TODCO and THE Hercules Offshore Drilling Company LLC, a wholly owned subsidiary of Hercules, pursuant to which, among other things, TODCO will be merged with and into THE Hercules Offshore Drilling Company LLC.

	☐	☐	☐	To change the address on your record, please check the box at the right. ☐
PROPOSAL 2. ADJOURN OR POSTPONE SPECIAL MEETING
To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.	☐	☐	☐	The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

S C A N L I N E

NOTE: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving the full title of such. If signer is a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here	Co-Owner sign here

PROXY
TODCO
Proxy for the Special Meeting of Stockholders to
be held at 9:00 a.m. on July 11, 2007

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of TODCO (the “Company”), revoking all previous proxies, hereby appoints Jan Rask, T. Scott O’Keefe, Dale W. Wilhelm and Michael P. Donaldson and each of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and any adjournment(s) or postponement(s) thereof.

(Continued and to be dated and signed on the reverse side.)

To include any comments, please mark this box. ☐	TODCO P.O. BOX 11139 NEW YORK, N.Y. 10203-0139

Comments: